Exhibit 99.4

NOTICE OF GUARANTEED DELIVERY

Relating to

RHP HOTEL PROPERTIES, LP

RHP FINANCE CORPORATION

Offer to Exchange up to

$350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 that have been registered under the Securities Act of 1933

for

$350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 that have not been registered under the Securities Act of 1933

Pursuant to the Prospectus dated             , 2013

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Registered, Certified or Regular Mail: U.S. Bank National Association 60 Livingston Avenue St. Paul, Minnesota 55107 Attention: Specialized Finance	By Facsimile (eligible institutions only): 651-466-7372 Telephone Inquiries: 800-934-6802	By Overnight Courier or Hand Delivery: U.S. Bank National Association 60 Livingston Avenue 1st Floor – Bond Drop Window St. Paul, Minnesota 55107

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2013 (THE “EXPIRATION DATE”) UNLESS EXTENDED BY THE ISSUERS.

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of this Notice of Guaranteed Delivery by facsimile other than as set forth above does not constitute a valid delivery of this Notice of Guaranteed Delivery.

As set forth in the “The Exchange Offer––Guaranteed Delivery Procedures” section of the Prospectus dated              , 2013 (the “Prospectus”) of RHP Hotel Properties, LP, a Delaware limited partnership, and RHP Finance Corporation, a Delaware corporation (together, the “Issuers”), and in Instruction 1 of the related Letter of Transmittal (the “Letter of Transmittal”), related to the Issuers’ offer to exchange (the “Exchange Offer”) up to $350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 (CUSIP No. 749571AB1) (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of their outstanding $350,000,000 aggregate principal amount of 5.00% Senior Notes due 2021 (CUSIP Nos. 749571AA3 and U76453AA4) (the “Private Notes”), this Notice of Guaranteed Delivery may be used to accept the Exchange Offer by holders of Private Notes whose Private Notes are not readily available to meet the Expiration Date, who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or who cannot complete the procedures for book-entry transfer prior to the Expiration Date. This Notice of Guaranteed Delivery must be delivered by an Eligible Institution (as defined in the Letter of Transmittal) to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date by facsimile transmission, mail or hand delivery. The Exchange Agent must receive a properly completed and executed Letter of Transmittal, or facsimile or agent’s message in lieu thereof, as well as the certificate(s) representing tendered Private Notes in proper form for transfer or a book-entry confirmation of transfer of the tendered Private Notes into the Exchange Agent’s account at DTC, as applicable, and all other documents required by the Letter of Transmittal within three (3) trading days after the Expiration Date. Capitalized terms used but not defined herein have the same meanings given to them in the Prospectus or the Letter of Transmittal.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions of the Letter of Transmittal, such signature guarantee must appear in the applicable space proved in the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the Exchange Offer set forth in the Prospectus and the Letter of Transmittal, the receipt of which are acknowledged, the undersigned hereby tenders to the Issuers the aggregate principal amount of the Private Notes indicated below pursuant to the guaranteed delivery procedures described in the “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank)	Certificate Number(s) of Private Notes*	Aggregate Principal Amount Represented by Private Notes	Aggregate Principal Amount of Private Notes Being Tendered

*	Need not be completed by holders delivering by book-entry transfer (see below).

PLEASE SIGN AND COMPLETE

Signature(s): ________________________	Name(s): _______________________________

Address: ___________________________	Capacity (full title), if signing in a representative
___________________________	capacity: _______________________________
(Zip Code)

Area Code and Telephone Number:

Dated:

☐	Check this Box if the Private Notes will be delivered by book-entry transfer to The Depository Trust Company.

Account Number:

THE ACCOMPANYING GUARANTEE OF DELIVERY MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(Not to be Used for Signature Guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as the terms are used in Rule 17Ad-15: a bank; a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer, or government securities broker; a credit union; a national securities exchange, registered securities association, or clearing agency; or a savings institution that is a participant in a Securities Transfer Association recognized program, hereby (a) represents that each holder of Private Notes on whose behalf this tender is being made “own(s)” the Private Notes covered hereby within the meaning of Rule 14e-4 of the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (b) represents that such tender of Private Notes complies with Rule 14e-4 and (c) guarantees that, within three (3) trading days after the Expiration Date, the Letter of Transmittal, or a facsimile or agent’s message in lieu thereof, together with the Private Notes or a book-entry confirmation, as applicable, and any other documents required by the Letter of Transmittal will be deposited by the undersigned with the Exchange Agent.

Name of Firm:

Authorized Signature:

Title:

Address:

(Zip Code)

Area Code and Telephone Number:

Dated:

NOTE: DO NOT SEND PRIVATE NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. PRIVATE NOTES SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. The Exchange Agent must receive a properly completed and duly executed Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery is at the election and risk of the tendering holder, and the delivery will be deemed made only when actually received or confirmed by the Exchange Agent. As an alternative to delivery by mail, you may wish to consider overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure delivery to the Exchange Agent before the Expiration Date. For a description of the guaranteed delivery procedure, see the “The Exchange Offer––Guaranteed Delivery Procedures” section of the Prospectus and Instruction 1 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to the Issuers.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the holder of the Private Notes referred to herein, the signature must correspond with the name as written on the face of the certificates or on DTC’s security position listing as the holder of such Private Notes without any changes whatsoever. If any tendered Private Notes are owned of record by two or more joint owners, all of such owners must sign this Notice of Guaranteed Delivery. If any tendered Private Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Notice of Guaranteed Delivery as there are different registrations of certificates. If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any certificate(s) specified herein, this Notice of Guaranteed Delivery must be endorsed or accompanied by appropriate bond powers, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for such Private Notes. If you sign this Notice of Guaranteed Delivery in your capacity as trustee, executor, administrator, guardian, attorney-in-fact or officer of a corporation or if you are otherwise acting in a fiduciary or representative capacity, you should indicate this when signing. Unless waived by the Issuers, you must submit with this Notice of Guaranteed Delivery evidence satisfactory to the Issuers of your authority to act in the particular capacity.

3. Questions and Requests for Assistance or Additional Copies. You should direct all questions and requests for assistance or additional copies of the Prospectus, the Letter of Transmittal or this Notice of Guaranteed Delivery to the Exchange Agent at the address and telephone number set forth on the first page of this Notice of Guaranteed Delivery.